Exhibit 3.1.20

ARTICLES OF INCORPORATION

OF

MAIL ADVERTISING CORPORATION

I, the undersigned natural person of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of incorporation for such Corporation.

ARTICLE I.

The name of the Corporation is MAIL ADVERTISING CORPORATION.

ARTICLE II.

The period of its duration is perpetual.

ARTICLE III.

The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE IV.

The aggregate number of shares which the Corporation shall have authority to issue is 250,000 of the par value of $1.00 per share.

ARTICLE V.

The Corporation will not commence business until it has received for issuance of its shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done, or property actually received.

ARTICLE VI.

The post office address of the registered office of the Corporation is 1502 South Treadaway, Abilene, Texas 79602, and the name of its initial registered agent at such address is Phillip W. Gage.

ARTICLE VII.

The number of Directors constituting the initial Board of Directors of the Corporation shall be two, and the names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualified, are:

Phillip W. Gage

1502 South Treadaway

Abilene, Texas 79602

Kathleen W. Gage

1502 South Treadaway

Abilene, Texas 79602

ARTICLE VIII.

The name and address of the incorporator is:

Bob J. Surovik

400 Pine Street, Suite 800

Abilene, Texas 79601

ARTICLE IX.

To the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or any other applicable laws as presently or hereafter in effect, no Director of the Corporation shall be liable to the Corporation or its Shareholders for monetary damages for or with respect to any acts or omissions in his or her capacity as a Director of the Corporation. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

ARTICLE X.

The right of every shareholder to accumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares or by giving such votes on the same principle among any number of such candidates, is hereby prohibited.

ARTICLE XI.

The pre-emptive rights of shareholders to acquire unissued or treasury shares of the Corporation are denied

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of February, 1995.

/s/ Bob J. Surovik
BOB J. SUROVIK

ARTICLES OF MERGER

OF

P. W. GAGE, INC.

INTO

MAIL ADVERTISING CORPORATION

Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, Mail Advertising Corporation (“Parent Corporation”), has adopted the following Articles of Merger for the purpose of merging P. W. Gage, Inc. (“Subsidiary Corporation”) into the Parent Corporation:

ARTICLE I.

Both corporations are organized under the laws of the State of Texas.

ARTICLE II.

There is only one class of stock of the Subsidiary Corporation and the number of shares outstanding and the number of shares owned by the Parent Corporation are as follows:

NUMBER OF SHARES OUTSTANDING	DESIGNATION OF CLASS	NUMBER OF SHARES OWNED BY PARENT
750	Common	750

ARTICLE III.

A copy of the merger resolution adopted by the Board of Directors of the Parent Corporation approving the merger of the Subsidiary Corporation into the Parent Corporation is attached to and incorporated by reference into these articles as Exhibit A. The resolution was approved on March 30, 1995.

DATED: March 30, 1995.

MAIL ADVERTISING CORPORATION

By:	/s/ Phillip W. Gage
Phillip W. Gage; President

SECRETARY’S CERTIFICATE OF ADOPTION OF

RESOLUTION OF MERGER BY BOARD OF DIRECTORS

I, Kathleen W. Gage, certify that:

I am the duly qualified and acting Secretary of Mail Advertising Corporation, a duly organized and existing Texas corporation.

The following is a true copy of a resolution duly adopted by the Board of Directors of Mail Advertising Corporation at a meeting that was legally held on March 30, 1995, and entered in the minutes of the meeting which are contained in the minute book of the Corporation:

It is RESOLVED that:

(1) P. W. Gage, Inc., a corporation duly organized and existing under the laws of the State of Texas be merged into this Corporation pursuant to Article 5.16 of the Texas Business Corporation Act;

(2) The officers of this Corporation are authorized and directed to perform all acts and to execute and file all documents necessary to effectuate the merger pursuant to Article 5.16 of the Texas Business Corporation Act.

The above resolution is in conformity with the articles of incorporation and bylaws of the corporation, has never been modified or repealed, and is in full force and effect.

DATED: March 30, 1995.

/s/ Kathleen W. Gage
Kathleen W. Gage, Secretary

ASSUMED NAME CERTIFICATE

FOR MAIL ADVERTISING CORPORATION

1.	The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its Articles of Incorporation, Articles of Organization, Certificate of Limited Partnership, Application for Certificate of Authority, or comparable document is Mail Advertising Corporation.

2.	The assumed name under which the corporation or professional service is or is to be conducted or rendered is MAC DIRECT.

3.	The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office in that jurisdiction is 1502 South Treadway Boulevard, Abilene, Texas 79602.

4.	The period, not to exceed 10 years, during which the assumed name will be used is April 21, 1997, to April 21, 2007.

5.	The entity is a Business Corporation.

6.	If the entity is required to maintain a registered office in Texas, the address of the registered office is 1502 South Treadway Boulevard, Abilene, Texas 79602, and the name of its registered agent at such address is Phillip W. Gage.

The address of the principal office (if not the same as the registered office) is Same.

7.	The county of counties where business or professional services are being or are to be conducted or rendered under such assumed name are ALL.

/s/ J. Michael Winter
J. Michael Winter
Vice-President

THE STATE OF TEXAS I

COUNTY OF TAYLOR I

BEFORE ME, the undersigned authority, on this day personally appeared J. MICHAEL WINTER, known to me to be the person who signed the foregoing instrument, and acknowledged to me that he executed the instrument for the purposes therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 21st day of April, 1997.

[Seal]	/s/ Dianna D. Davis
Notary Public, State of Texas.

Office of the Secretary of State

Corporations Section

P.O. Box 13697

Austin, Texas 78711-3697

CHANGE OF REGISTRED AGENT/REGISTERED OFFICE

1.	The name of the entity is MAIL ADVERTISING CORPORATION and the file number issued to the entity by the secretary of state is 0134343100

2.	The entity is: (Check one.)

☒ a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐ a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 3.14C, as provided by the Texas Non-Profit Corporation Act.

☐ a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

☐ a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

☐ an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 1502 S. TREADWAY, ABILENE, TX 79602

4.	☒ A. The address of the NEW registered address is: (Please provide street address, city, state and zip code. The address must be in Texas.)

c/o C T Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201

OR

☐ B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is PHILLIP W. GAGE

6.	☒ A. The name of the NEW registered agent is C T Corporation System

OR

☐ B. The registered agent will not change.

2.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By:	/s/ Naseem A. Conde
(A person authorized to sign on behalf of the entity)
Naseem A. Conde, Secretary